                             FREE WRITING PROSPECTUS


                   J.P. MORGAN ALTERNATIVE LOAN TRUST 2005-A2
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-A2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR
                               ------------------

J.P. Morgan Alternative Loan Trust 2005-A2 will issue:

o Five groups of senior certificates; and

o Two groups of subordinate certificates providing subordination to certain classes of senior certificates and those subordinate certificates in that group that have a higher priority of payment.

The assets of the trust fund will primarily consist of five pools of adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in January 2006, as described in this free writing prospectus. Credit enhancement for the certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this free writing prospectus will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the certificates will be made on or about December 29, 2005 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                              --------------------

                                    JPMORGAN

DECEMBER [__], 2005



--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE [11] IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates will represent interests in the trust fund only and will not represent an interest in, or an obligation of any other entity.

In addition to reading this free writing prospectus, you are encouraged to read the accompanying prospectus dated August 25, 2005.
--------------------------------------------------------------------------------

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
             FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

         The issuer has filed a registration statement (including a prospectus) with the SEC or the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

         We tell you about the certificates in three separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this free writing prospectus, which describes more specifically terms of your certificates and may be different from the information in the prospectus and (3) any additional materials distributed along with this free writing prospectus ("additional materials"). This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

         The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

         THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

                                TABLE OF CONTENTS

                             FREE WRITING PROSPECTUS


SUMMARY.............................................1
RISK FACTORS........................................6
GLOSSARY OF DEFINED TERMS..........................11
DESCRIPTION OF THE MORTGAGE POOLS..................11
     The Indices...................................12
     Assignment of the Mortgage Loans..............13
     Underwriting Standards........................14
DESCRIPTION OF THE CERTIFICATES....................21
     General.......................................21
     Book-Entry Certificates.......................22
     Payments on Mortgage Loans; Accounts..........22
     Available Distribution Amount.................23
     Distributions of Interest.....................23
     Distributions of Principal....................23
     Priority of Distributions.....................24
     Limited Cross-Collateralization Among
       the Mortgage Pools in Aggregate Pool I......25
     Subordination of the Payment of the
       Subordinate Certificates....................27
     Allocation of Losses..........................27
     Reports to Certificateholders.................28
     Final Scheduled Distribution Date.............29
     Optional Clean-Up Call........................29
     The Trustee and the Securities
       Administrator...............................30
     Voting Rights.................................30
THE SERVICERS......................................31
     General.......................................31
     PHH Mortgage Corporation......................31
     JPMorgan Chase Bank, N.A......................32
SERVICING OF THE MORTGAGE LOANS....................34
     General.......................................34
     Servicing and Collection Procedures...........34
     Servicing Compensation and Payment of
       Expenses; Master Servicing
       Compensation................................35
     Adjustment to Servicing Fees in
       Connection with Certain Prepaid
       Mortgage Loans..............................35
     Advances......................................36
     Evidence as to Compliance.....................36
     Master Servicer Default; Servicer Default.....36
     Resignation of Servicers; Assignment and
       Merger......................................37
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE........37
     Yield Considerations..........................37
     Subordination of the Offered Subordinate
       Certificates................................39
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........40
     General.......................................40
     The Class A-R Certificates....................40
     Other Taxes...................................41
ERISA MATTERS......................................41
LEGAL MATTERS......................................43
RATINGS............................................44
LEGAL INVESTMENT...................................44
GLOSSARY OF DEFINED TERMS..........................46

                                     SUMMARY

         This summary highlights selected information from this free writing prospectus and does not contain all the information that you need to consider in making your investment decision. Please read this entire free writing prospectus and the accompanying prospectus carefully for additional information about the certificates.

The certificates offered by this free writing prospectus, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations of $100,000. The Class A-R Certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in a trust fund which will consist primarily of five separate pools of mortgage loans, "pool 1", "pool 2", "pool 3", "pool 4" and "pool 5". Pool 2, pool 3, pool 4 and pool 5 together are sometimes referred to in this free writing prospectus as "aggregate pool I".

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I" below, distributions to the Group 2 Certificates will be solely derived from collections on the pool 2 mortgage loans, distributions to the Group 3 Certificates will be solely derived from collections on the pool 3 mortgage loans, distributions to the Group 4 Certificates will be solely derived from collections on the pool 4 mortgage loans, and distributions to the Group 5 Certificates will be solely derived from collections on the pool 5 mortgage loans. Collections from the mortgage loans in aggregate pool I will be available to make distributions on the Aggregate Pool I Subordinate Certificates.

Distributions to the Class Group 1 Certificates and Pool 1 Subordinate Certificates will be derived from collections on the pool 1 mortgage loans.

                                 ISSUING ENTITY

J.P. Morgan Alternative Loan Trust 2005-A2 will issue the certificates. The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the trust fund created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

Wachovia Bank, National Association will act as trustee of the trust fund under the pooling and servicing agreement.

                                 THE ORIGINATORS

All of the mortgage loans in pool 1, pool 2, pool 3 and pool 4 were originated or acquired by PHH Mortgage Corporation, Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation), JPMorgan Chase Bank, National Association or by M&T Bank Corporation. All of the mortgage loans in pool 5 were originated or acquired by PHH Mortgage Corporation or Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation), JPMorgan Chase Bank, National Association. Certain other originators may originate a small percentage of the mortgage loans.

We refer you to "Description of the Mortgage Pools" in this free writing prospectus for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the trust fund.

                             THE MASTER SERVICER AND
                            SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association and PHH Mortgage Corporation will each act as a servicer of a portion of the related mortgage loans.

JPMorgan Chase Bank, National Association and PHH Mortgage Corporation will each service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller. JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, will service the mortgage loans originated or acquired by M&T Bank Corporation, pursuant to servicing agreements among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller. The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders. Certain other servicers may service a small portion of the mortgage loans.

We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this free writing prospectus for more information.

                                  CUT-OFF DATE

DECEMBER 1, 2005. The cut-off date is the date after which the trust fund will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in January 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date will be the last business day of the month preceding the month of a distribution date (or the closing date, in the case of the first distribution date).

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest for all accrual periods on certain classes of certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in the related accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates -- Distributions of Interest" in this free writing prospectus for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this free writing prospectus.

On each distribution date, each class of certificates will receive principal payments in accordance with the priorities set forth in "Description of Certificates -- Priority of Distributions" and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

We refer you to "Description of the Certificates -- Distributions of Principal" in this free writing prospectus and "Description of the Securities - Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for any class of Certificates is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the related mortgage pool. The actual final distribution date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's final scheduled distribution date.

                         LIMITED CROSS-COLLATERALIZATION
                  AMONG THE MORTGAGE POOLS IN AGGREGATE POOL I

In certain very limited circumstances, principal and interest collected on the mortgage loans in aggregate pool I may be applied to pay principal or interest, or both, to the senior certificates unrelated to that pool (other than the senior certificates related to pool 1).

There is no cross-collateralization between the certificates related to aggregate pool I and pool 1.

We refer you to "Description of the Certificates - Limited
Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I" in this free writing prospectus for more information.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans in aggregate pool I or pool 1 is equal to or less than 5% or 10%, respectively, of the aggregate principal balance of the mortgage loans in aggregate pool I or pool 1, respectively, as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans in aggregate pool I or pool 1, as applicable, thereby causing an early retirement of the certificates related to aggregate pool I or pool 1, as applicable.

We refer you to "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates" in this free writing prospectus for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The subordinate classes of certificates related to aggregate pool I or pool 1, as applicable, will provide credit enhancement for the related classes of senior certificates. In addition, each class of aggregate pool I subordinate certificates or pool 1 subordinate certificates, as applicable, with a lower numerical class designation will have a payment priority over each class of aggregate pool I subordinate certificates or pool 1 subordinate certificates, as applicable, with a higher numerical class designation..

If the mortgage loans in any pool experience losses, then, generally, the principal amount of the related subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the applicable subordination of the related subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the pool incurring the realized losses will generally be allocated such losses and may never receive all of their principal payments

Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this free writing prospectus, are, in general, allocated pro rata to each affected class of certificates instead of first being allocated to the related subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this free writing prospectus for more information.



ADDITIONAL COLLATERAL LOANS. A portion of the mortgage loans, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor. Such additional collateral may no longer be required when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio for such additional collateral loan by virtue of an increase in the appraised value of the mortgaged property as determined by PHH Mortgage Corporation.

We refer you to "Description of the Mortgage Pools -- The Additional Collateral Loans" in this prospectus supplement for more detail.

                         SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this free writing prospectus. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to "Servicing of the Mortgage Loans" in this free writing prospectus for more detail.

                                FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated either as 0.250% per annum, with respect to certain mortgage loans, or 0.375% per annum, with respect to other mortgage loans, on the principal balance of the mortgage loans serviced by that servicer as described under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses; Master Servicing Compensation" in this free writing prospectus.

Compensation to the master servicer will consist of investment income on funds held in the distribution account. The master servicer will pay the trustee fee and the securities administrator fee from such investment income. Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the trust fund before payments are made on the certificates.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

For federal income tax purposes, the trust fund (exclusive of certain additional collateral) will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC. Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the upper-tier REMIC. The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC.

We refer you to "Material Federal Income Tax Consequences" in this free writing prospectus and in the prospectus for more information.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this free writing prospectus and "ERISA Considerations" in the accompanying prospectus, the certificates rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization, other than the Class A-R Certificates, are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. The Class A-R Certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to "ERISA Matters" in this free writing prospectus and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

Generally any certificate rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisor in determining whether and to what extent the certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

         The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool or mortgage pools. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o the amortization schedules of the mortgage loans;

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

         o refinancing by borrowers;

         o liquidations of defaulted loans by a servicer; and

         o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

         The yield to maturity of the certificates will also be affected by the master servicer's exercise of its optional clean-up call on the mortgage loans.

         Substantially all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

o if you are purchasing any certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

o if you are purchasing any certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

o if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

o the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of related subordinate certificates.

         See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions of Principal" in this free writing prospectus for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

SERVICING TRANSFERS MAY INCREASE DELINQUENCIES

         Servicing of the mortgage loans originated by M&T Bank Corporation will be transferred to JPMorgan Chase Bank, National Association after the closing date. It is expected that such transfer will occur in early 2006. These mortgage loans are currently serviced by M&T Bank Corporation pursuant to an interim servicing agreement between the depositor and M&T Bank Corporation, which will be assigned to the trust on the closing date. The transfer of servicing of these mortgage loans may result in a temporary increase in the delinquencies on the transferred mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

         Certain of the mortgage loans provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of specified number of years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

         Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the mortgage loan as a disincentive to prepayment.

         If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

         See "Description of the Mortgage Pools" in this free writing prospectus.

         Certain of the mortgage loans as of the cut-off date were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

SIMULTANEOUS SECOND LIEN RISK

         With respect to a substantial portion of the mortgage loans (by aggregate stated principal balance as of the cut-off date), at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which is not included in the aggregate pool. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

         The mortgage interest rate on each mortgage loan will be based on the Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT Index. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

         See "Description of the Certificates -- Distributions of Interest" in this free writing prospectus.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS IN AGGREGATE POOL I; LIMITED RECOURSE

         With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a mortgage pool in aggregate pool I will only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools. For example, collections from pool 2 will generally only be available to make distributions to the Group 2 Certificates, but not to the other classes of senior certificates; and collections from all mortgage pools in aggregate pool I, will be available to make distributions to the related subordinate certificates.

         Because the subordinate certificates related to aggregate pool I represent interests in all mortgage pools in aggregate pool I, the class principal amounts of such subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one pool in aggregate pool I. Therefore, the allocation of realized losses on the mortgage loans in any one pool in aggregate pool I to the related subordinate certificates will reduce the subordination provided by such subordinate certificates to all of the classes of senior certificates related to a mortgage pool in aggregate pool I, including the senior certificates related to the mortgage pools in aggregate pool I that did not suffer any losses. This will increase the likelihood that future realized losses on the mortgage loans in aggregate pool I may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

         There is no cross-collateralization between the certificates related to aggregate pool I and pool 1.

         Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

         The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this free writing prospectus are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

         The amount of any realized losses, other than excess losses, experienced on a mortgage loan in aggregate pool I or pool 1 will be applied to reduce the principal amount of the related class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. After the total class principal amount of the aggregate pool I or the Pool 1 subordinate certificates has been reduced to zero, realized losses on the mortgage loans realized by the related pool will reduce the class principal amounts of the related senior certificates.

         Furthermore, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans in aggregate pool I or pool 1, as applicable, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this free writing prospectus. Any losses on the mortgage loans in a mortgage pool in aggregate pool I or pool 1 in excess of those amounts will be allocated among each class of senior certificates related to that mortgage pool and each class of related subordinate certificates in the manner set forth in this free writing prospectus, even if the principal balance of each such subordinate class has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one mortgage pool in aggregate pool I which could make certificates related to the other mortgage pools in aggregate pool I more likely to suffer a loss.

CASH FLOW CONSIDERATIONS AND RISKS

         The related mortgage loans, the related mortgaged property and other assets of the trust fund are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

         A substantial portion of the aggregate principal balance of the mortgage loans included in pool 1, pool 2, pool 3, pool 4 and pool 5, respectively, are secured by mortgaged properties located in California. There may also significant concentrations of mortgage loans in other states. Consequently, losses and prepayments on the mortgage loans in a particular pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

MILITARY ACTION AND TERRORIST ATTACKS

         The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of a Relief Act. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of a Relief Act.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

         There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the certificates, although it may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

         LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

         DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator on behalf of the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

         The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this free writing prospectus. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

         See "Material Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

         It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the trust fund will each be treated as a sale rather than a secured financing for purposes of federal and state law. Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the trust fund would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

                            GLOSSARY OF DEFINED TERMS

         A glossary of defined terms used in this free writing prospectus begins on page [__]. Any terms used in this free writing prospectus but not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

         None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Trust Fund, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

         The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. The Chase Originators and PHH Mortgage Loans were underwritten substantially in accordance with the related underwriting criteria specified herein. See "--Underwriting Standards" below. All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under "Underwriting Standards -- General". The Servicers will service the Mortgage Loans (other than the M&T Mortgage Loans) pursuant to their respective Purchase and Servicing Agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee, on behalf of the Trust Fund. JPMCB, as servicer, and CHF, as subservicer, will service the M&T Mortgage Loans (after the transfer of servicing of the M&T Mortgage Loans to JPMCB, expected to occur in early
2006) pursuant to the JPMCB Servicing Agreement.

         All of the Mortgage Loans provide for payments due on the first day of each month. Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. None of the Mortgage Loans includes prepayment penalties for early voluntary prepayments in full or in part.

         As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

         All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee were covered by a primary mortgage insurance policy. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loan.

         The prospectus supplement will contain important information about the mortgage loans in each Pool, including:

o the Mortgage Rates and the original principal balances of the Mortgage Loans;

o the Loan-to-Value Ratios of the Mortgage Loans as of the Cut-Off Date;

o the types of Mortgaged Properties;

o the geographic distribution by state of the Mortgaged Properties;

o the weighted average remaining term to maturity of the Mortgage Loans;

o the original terms to maturity of the Mortgage Loans;

o the documentation programs under which the Mortgage Loans were originated;

o the stated owner occupancy status of the Mortgaged Properties when the Mortgage Loans were originated;

o the mortgagor's purpose of financing; and

o the credit score ranges.

     The Additional Collateral Loans

         Those PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH or another lender to the guarantor. The amount of the Additional Collateral securing an Additional Collateral Loan generally equals the down payment or equity required by PHH. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Additional Collateral Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH.

         On or prior to the Closing Date, the Depositor will have assigned to the Trust Fund its rights under the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

         No assurance can be given as to the amount of proceeds, if any, that might be realized from Additional Collateral. Proceeds from the liquidation of any Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

THE INDICES

         The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

         SIX-MONTH LIBOR. The Mortgage Rate borne by a portion of the Mortgage Loans is adjusted, after the end of the applicable fixed rate period, every six months to equal Six-Month LIBOR plus a margin of [___]%.

         1-YEAR LIBOR. The Mortgage Rate borne by a portion of the Mortgage Loans is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from [___]% to [___]%.

         1-YEAR CMT. The Mortgage Rate borne by a portion of the Mortgage Loans is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin ranging from [___]% to [___]%.

ASSIGNMENT OF THE MORTGAGE LOANS

         Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. With respect to the M&T Mortgage Loans, M&T Bank Corporation will represent that the representations and warranties relating to the origination of the M&T Mortgage Loans are true and correct as of the Closing Date. In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans. Subject to the limitations described below, an Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan. See "The Trust Fund -- Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

         Pursuant to a pooling and servicing agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Trust Fund, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian the Mortgage File. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

         The Custodian, on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date. The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the applicable Purchase and Servicing Agreement, then the applicable Originator, pursuant to such Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable), or, if applicable, the Seller under the Pooling and Servicing Agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at the price specified in the Pooling and Servicing Agreement or the related Purchase and Servicing Agreement, as applicable. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan; provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

         Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related Purchase and Servicing Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the related Deleted Mortgage Loan, (iii) have a gross margin not less than that of the related Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan, (vi) have the same adjustment date as that of the related Deleted Mortgage Loan, (vii) have a minimum rate not less than that of the related Deleted Mortgage Loan, (viii) have the same index as that of the related Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the related Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable). This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

         Please review the additional material for additional information concerning the Mortgage Loans.

UNDERWRITING STANDARDS

         GENERAL. Between [___]% and [___]% of the Mortgage Loans in Pool 1 were originated or acquired by PHH. Between [___]% and [___]% of the Mortgage Loans in Pool 2 were originated or acquired by PHH. Between [___]% and [___]% of the Mortgage Loans in Pool 3 were originated or acquired by PHH. Between [___]% and [___]% of the Mortgage Loans in Pool 4 were originated or acquired by PHH. Between [___]% and [___]% of the Mortgage Loans in Pool 5 were originated or acquired by PHH.

         Between [___]% and [___]% of the Mortgage Loans in Pool 1 were originated or acquired by the Chase Originators. Between [___]% and [___]% of the Mortgage Loans in Pool 2 were originated or acquired by the Chase Originators. Between [___]% and [___]% of the Mortgage Loans in Pool 3 were originated or acquired by the Chase Originators. Between [___]% and [___]% of the Mortgage Loans in Pool 4 were originated or acquired by the Chase Originators. Between [___]% and [___]% of the Mortgage Loans in Pool 5 were originated or acquired by the Chase Originators.

         Between [___]% and [___]% of the Mortgage Loans in Pool 1 were originated or acquired by M&T Bank Corporation. Between [___]% and [___]% of the Mortgage Loans in Pool 2 were originated or acquired by M&T Bank Corporation. Between [___]% and [___]% of the Mortgage Loans in Pool 3 were originated or acquired by M&T Bank Corporation. Between [___]% and [___]% of the Mortgage Loans in Pool 4 were originated or acquired by M&T Bank Corporation.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in the prospectus.

         A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

         From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

         PHH MORTGAGE CORPORATION

         The information set forth in this section of the free writing prospectus has been provided by PHH Mortgage Corporation. None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer, the Securities

Administrator or any other Originator or Servicer or any of their respective affiliates or any other person has made or will make any representation as to the accuracy or completeness of such information.

         General. PHH's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to result in the origination of investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

         General Underwriting Procedure. The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten under full documentation programs by PHH. From time to time, exceptions to PHH's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment and residential stability. References to mortgage loans in this section only refer to those mortgage loans originated or acquired by PHH.

         PHH's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH.

         PHH makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH's underwriting staff and control the loan approval process to ensure consistent loan decision making.

         In evaluating the applicant's ability and willingness to repay the proposed loan, PHH reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         PHH verifies the applicant's liquid assets to ensure that the applicant has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

         Except as described below, PHH also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed PHH debt payment. PHH's guidelines for verifying an applicant's income and employment are generally as follows:

o for salaried applicants, PHH typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH, but PHH's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

o for non-salaried applicants, including self-employed applicants, PHH requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

         In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

         In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH may employ the use of a third party statistical valuation in lieu of an appraisal.

         Credit scores are obtained by PHH in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by PHH after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the free writing prospectus.

         A title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

         PHH encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

         The following underwriting guidelines are used by PHH in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "-Other Documentation Standards" below.

         PHH originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have Additional Collateral securing such loans. See "-Additional Collateral Loans" below.

         Full Documentation Standards. The underwriting standards of PHH for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans.

         In determining whether a prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligation on the proposed mortgage loan, and

         o to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

         PHH generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. From time to time, PHH makes loans where these ratios are exceeded. In those instances, PHH's underwriters typically look at compensating factors such as the liquidity of the mortgagor and the stability of the real estate market where the property is located.

         The following documentation programs are general descriptions of PHH's underwriting procedures and may or may not apply to the mortgage loans.

         Other Documentation Standards. PHH also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("REDUCED DOCUMENTATION PROGRAM"), stated income, stated asset program ("STATED INCOME, STATED ASSET PROGRAM"), stated income, full asset program ("STATED INCOME FULL ASSET PROGRAM"), no income, stated asset program ("NO INCOME STATED ASSET PROGRAM"), and rate and term refinance limited documentation program ("STREAMLINED DOCUMENTATION PROGRAM," collectively with the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, the "LIMITED DOCUMENTATION PROGRAMS"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program are generally more restrictive than those under the standard underwriting criteria of PHH.

         Under the Streamlined Documentation Program, which is generally available only to the loans in PHH's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

         Another program (the "LIQUIDITY PROGRAM") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by PHH, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH may require the following different levels of income disclosure and verification:

         o no income disclosure with no verification of income required;

         o debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required;

         o income disclosure and verification using streamlined/alternate documentation; or

         o full income disclosure and verification.

         The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

         o the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

         o the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

         o the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

         In these cases, PHH applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

         The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

         From time to time, exceptions to PHH's underwriting policies may be made. Such exceptions may be made only on a loan-by-loan basis at the discretion of PHH. Exceptions are made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, employment stability and the stability of the real estate market where the property is located.

         In addition, PHH originates certain mortgage loans ("RELOCATION MORTGAGE LOANS") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the PHH's underwriting policies as described herein.

         Additional Collateral Loans. Mortgage loans originated by PHH that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH or another lender to the guarantor. The amount of such additional collateral securing such additional collateral loan generally equals the down payment or equity required by PHH. The requirement to maintain additional collateral generally terminates when the principal balance of such additional collateral loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH.

         THE CHASE ORIGINATORS

         The information set forth in this section of the free writing prospectus has been provided by the Chase Originators. None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer, the Securities Administrator or any other Originator or Servicer or any other person has made or will make any representation as to the accuracy or completeness of such information.

         Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that the Chase Originator Mortgage Loans were originated generally in accordance with such policies. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

         CHF's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. CHF's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability as well as the value and adequacy of the mortgaged property as collateral.

         The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. The Chase Originators believe that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

         Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on CHF's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower's gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score of 620-659, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) may not exceed 36% of the borrower's gross income. For amortizing adjustable rate mortgage loans with a loan-to-value ratio greater than 80.01% with a Minimum Credit Risk Score greater than or equal to 660, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) may not exceed 40% of the borrower's gross income. Other credit considerations may cause CHF to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

         Pursuant to CHF's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for "cash out" refinancings).

         Pursuant to CHF's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

         Pursuant to CHF's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile (evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

         Pursuant to CHF's "Stated Income Stated Asset Program" (which is sometimes referred to as CHF's "alternative documentation" program), verification of the income and assets, as stated on the application, is not required. The underwriting for such mortgage loans is based primarily or entirely on stronger credit profile and lower loan-to-value ratio requirements.

         CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

         From time to time, exceptions and/or variances to CHF's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and-underwriting personnel of the Chase Originators who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         The Chase Originators obtain a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement.

         The Certificates will consist of (a) the Senior Certificates, (b) the Aggregate Pool I Subordinate Certificates and (c) the Pool 1 Subordinate Certificates.

         The Certificates will be issued in the initial Class Principal Amounts set forth in the prospectus supplement. The initial Class Principal Amounts of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

         The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

         The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which on the Closing Date will consist primarily of (1) the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans, the Pool 3 Mortgage Loans, the Pool 4 Mortgage Loans and the Pool 5 Mortgage Loans,; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "-- Payments on Mortgage Loans; Accounts" below); (3) the Trust Fund's rights under the assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Additional Collateral Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pools -- The Additional Collateral Loans." The Additional Collateral will not be part of any REMIC.

         Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

         THE GROUP 1 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," distributions of interest and principal on the Group 1 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

         THE GROUP 2 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," distributions of interest and principal on the Group 2 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

         THE GROUP 3 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," distributions of interest and principal on the

Group 3 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

         THE GROUP 4 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," distributions of interest and principal on the Group 4 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 4 Mortgage Loans.

         THE GROUP 5 CERTIFICATES: With limited exceptions described at "--Limited Cross-Collateralization Among the Mortgage Pools in Aggregate Pool I," distributions of interest and principal on the Group 5 Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 5 Mortgage Loans.

         The Subordinate Certificates are classified as follows:

         THE AGGREGATE POOL I SUBORDINATE CERTIFICATES: Distributions of interest and principal on the other Aggregate Pool I Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2, Pool 3, Pool 4 and Pool 5 Mortgage Loans in the aggregate.

         THE POOL 1 SUBORDINATE CERTIFICATES: Distributions of interest and principal on the Pool 1 Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

         Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

         Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "Description of the Certificates-- Book-Entry Certificates" in the prospectus supplement for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

         GENERAL. The Certificates (other than the Class A-R Certificate) will be Book-Entry Certificates.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

         On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account. On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders.

         As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

AVAILABLE DISTRIBUTION AMOUNT

         Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and the Pool 1 Subordinate Certificates and from the Available Distribution Amount of all Mortgage Pools in Aggregate Pool I, in the case of the Aggregate Pool I Subordinate Certificates, in the order of priority set forth below at "-- Priority of Distributions."

DISTRIBUTIONS OF INTEREST

         GENERAL. On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on certain classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months, and on other classes will be calculated and payable on the basis of a 360-day year consisting of the actual number of days in each accrual period.

         The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

         Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates and the Pool 1 Subordinate Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Aggregate Pool I Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

         If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

DISTRIBUTIONS OF PRINCIPAL

         GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans in Aggregate Pool I or Pool 1, as applicable, will be allocated between the related Senior Certificates and the related Subordinate Certificates as follows:

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, the related Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of Aggregate Pool I or Pool 1, as applicable, evidenced by the related Subordinate Certificates. Increasing the interest of the related Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the related Senior

Certificates and any related Subordinate Certificate ranking in higher priority, each related class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of each Subordinate Principal Distribution Amount from Aggregate Pool I or Pool 1, as applicable. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, until each such class has received its pro rata share for that Distribution Date. Distributions of each such class' share of the Subordinate Principal Distribution Amount from Aggregate Pool I or Pool 1, as applicable, will be made only after payments of interest and principal to each related class ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

         With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans in Aggregate Pool I or Pool 1, as applicable, will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any related classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

PRIORITY OF DISTRIBUTIONS

         On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates and the Pool 1 Subordinate Certificates) and (b) all Mortgage Pools in Aggregate Pool I (in the case of the Aggregate Pool I Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the following order of priority:

         (1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates;

         (2) Concurrently,

                           (a) to the Group 1 Certificates, the Senior Principal Distribution Amount for Pool 1, concurrently, as follows:

                                    (i) to the Class A-R Certificates, until the
                  Class Principal Amount has been reduced to zero; and

                                    (ii) to the Group 1 Certificates (other than
                  the Class A-R Certificates) in the amount and order as set forth in the prospectus supplement until their respective Class Principal Amounts have been reduced to zero;

                           (b) to the Group 2 Certificates, the Senior Principal Distribution Amount for Pool 2 in the amount and order as set forth in the prospectus supplement until their respective Class Principal Amounts have been reduced to zero;

                           (c) to the Group 3 Certificates, the Senior Principal Distribution Amount for Pool 3 concurrently in the amount and order as set forth in the prospectus supplement until their respective Class Principal Amounts have been reduced to zero:

                           (d) to the Group 4 Certificates, the Senior Principal Distribution Amount for Pool 4, in the amount and order as set forth in the prospectus supplement until their respective Class Principal Amounts have been reduced to zero;

                           (e) to the Group 5 Certificates, the Senior Principal Distribution Amount for Pool 5, in the amount and order as set forth in the prospectus supplement until their respective Class Principal Amounts have been reduced to zero;

         (3) Concurrently,

                           (a) To the Aggregate Pool I Subordinate Certificates, in order of seniority:

                                    (i) to such Class of Aggregate Pool I
                  Subordinate Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                                    (ii) to such Class of Aggregate Pool I
                  Subordinate Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool in Aggregate Pool I, until its Class Principal Amount has been reduced to zero; and

                           (b) To the Pool 1 Subordinate Certificates, in order of seniority:

                                    (i) to such Class of Pool 1 Subordinate
                  Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                                    (ii) to such Class of Pool 1 Subordinate
                  Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for Pool 1, until its Class Principal Amount has been reduced to zero; and

         (4) To the Class A-R Certificate, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

         Notwithstanding the priorities described in clause (3) above, the allocation of principal prepayments among the related classes of Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

         On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools in Aggregate Pool I will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pools.

         Please see the additional materials for a further description of the characteristics of the Certificates.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS IN AGGREGATE POOL I

         The priority of distributions described above in "-- Priority of Distributions" will be subject to change if a Mortgage Pool in Aggregate Pool I is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

         a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A MORTGAGE POOL IN AGGREGATE POOL I. The priority of distributions will change in the case where a Mortgage Pool in Aggregate Pool I is experiencing rapid prepayments provided all the following conditions are met:

o the aggregate Class Principal Amount of a Certificate Group in Aggregate Pool I has been reduced to zero;

o there are Aggregate Pool I Subordinate Certificates still outstanding; and

o either (i) the Aggregate Subordinate Percentage for Aggregate Pool I on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool in Aggregate Pool I delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool's applicable Pool Subordinate Amount, is greater than or equal to 50%.

         When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Aggregate Pool I Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the Aggregate Pool I Subordinate Certificates. Such principal will be distributed in the same priority as those Aggregate Pool I Senior Certificates would receive other distributions of principal.

         b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A MORTGAGE POOL IN AGGREGATE POOL I. Realized Losses in Aggregate Pool I are allocated generally to the Aggregate Pool I Subordinate Certificates and not just to the portion of the Aggregate Pool I Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss. Therefore, if Realized Losses of any Mortgage Pool in Aggregate Pool I that are allocated to the Aggregate Pool I Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Loans in the other Mortgage Pools in Aggregate Pool I will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

         If, on any Distribution Date, any Certificate Group in Aggregate Pool I is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this free writing prospectus under "-- Priority of Distributions" will be altered as follows:

o the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed pursuant to paragraph (3) under "--Priority of Distributions" in this free writing prospectus.

         If more than one Certificate Group in Aggregate Pool I on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group. If more than one Certificate Group in Aggregate Pool I on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

         The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Aggregate Pool I Subordinate Certificates. In addition, after the aggregate principal balance of the Aggregate Pool I Subordinate Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

         The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each related class of Subordinate Certificates (other than the most senior class of related Subordinate Certificates) to receive such payments will be further subordinated to the rights of the related class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this free writing prospectus. The subordination of the Subordinate Certificates to the related Senior Certificates and the further subordination among the related Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

Allocation of Losses - General

         In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

         Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction. However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

         The Aggregate Pool I Subordinate Certificates and Pool 1 Subordinate Certificates will provide limited protection to the related classes of Certificates of higher relative priority against (i) Special Hazard Losses, up to the related Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the related Bankruptcy Loss Coverage Amount and (iii) Fraud Losses, up to the related Fraud Loss Coverage Amount.

         The amount of coverage provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the related Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the related Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses - Aggregate Pool I

         If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in Aggregate Pool I, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Aggregate Pool I Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Aggregate Pool I Senior Certificates related to the Mortgage Pool sustaining such losses, generally on a pro rata on the basis of their respective Class Principal Amounts.

         The Class Principal Amount of the lowest ranking class of Aggregate Pool I Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

         On each Distribution Date, Excess Losses on each Mortgage Pool in Aggregate Pool I will be allocated pro rata among the classes of the related Certificate Group and the Aggregate Pool I Subordinate Certificates as follows:
(i) in the case of the Aggregate Pool I Senior Certificates, such Excess Loss will generally be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the

Aggregate Pool I Subordinate Certificates, such Excess Loss will be allocated among the classes of Aggregate Pool I Subordinate Certificates pro rata based on each class' share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the third related Senior Termination Date, Excess Losses on the Mortgage Loans in Aggregate Pool I will be allocated to the Aggregate Pool I Senior Certificates and Aggregate Pool I Subordinate Certificates based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

Allocation of Losses - Pool 1

         If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans in Pool 1, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Pool 1 Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero, and second, to the Pool 1 Senior Certificates.

         The Class Principal Amount of the lowest ranking class of Pool 1 Subordinate Certificates then outstanding will also be reduced by the amount, if any, by the Subordinate Certificate Writedown Amount.

         On each Distribution Date, Excess Losses on the Mortgage Loans in Pool 1 will generally be allocated pro rata among the Group 1 Certificates and the Pool 1 Subordinate Certificates based upon their respective Class Principal Amounts immediately prior to such Distribution Date.

         Please see the additional materials for a further description of the characteristics of the Certificates.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

o the amount of the distributions, separately identified, with respect to each class of Certificates;

o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

o the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

o the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

o the Pool Balance for Aggregate Pool I and Pool 1, the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool at the end of the related Prepayment Period;

o the Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

o with respect to each Mortgage Pool and Aggregate Pool I, the amount of the Servicing Fee paid to or retained by each Servicer and the amount of the Master Servicing Fee retained by the Master Servicer;

o with respect to each Mortgage Pool and Aggregate Pool I, the amount of Monthly Advances for the related Due Period;

o with respect to each Mortgage Pool and Aggregate Pool I, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

o with respect to each Mortgage Pool and Aggregate Pool I, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

o with respect to each Mortgage Pool and Aggregate Pool I, the amount of Realized Losses incurred during the preceding calendar month;

o with respect to each Mortgage Pool and Aggregate Pool I, the cumulative amount of Realized Losses incurred since the Closing Date; and

o the Certificate Interest Rate for each class of Certificates for that Distribution Date.

         The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

FINAL SCHEDULED DISTRIBUTION DATE

          The Final Scheduled Distribution Date for any Class of Certificates is the Distribution Date is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP CALL

         On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Aggregate Pool I as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Aggregate Pool I Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Aggregate Pool I at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Aggregate Pool I Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Trust Fund relating to Aggregate Pool I and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and
(b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Aggregate Pool I Mortgage Loans (other than Liquidated Mortgage Loans in Aggregate Pool I), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Aggregate Pool I.

         On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans in Pool 1 as of the related Due Date is equal to or less than 10% of the aggregate principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans in Pool 1 at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Pool 1 Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Trust Fund relating to Pool 1 and
(iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Pool 1 Mortgage Loans (other than Liquidated Mortgage Loans in Pool 1), all property acquired in respect of any such Mortgage Loans remaining in the Trust Fund and all other property included in any REMIC formed under the Pooling and Servicing Agreement related to Pool 1.

         If either of such options is exercised, and the amount specified in clause (b) of the first or second preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess. These residual classes are not offered hereby.

         If the option is exercised with respect to Aggregate Pool I or Pool 1, as applicable, it will effect an early retirement of the related Certificates. Distributions on the related Certificates relating to the optional termination will be treated as a prepayment of the related Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of related Certificates is entitled. Upon the second optional termination, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

         Wachovia Bank, National Association, a national banking association, will be the Trustee under the Pooling and Servicing Agreement. The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders. The Trustee's "Corporate Trust Office" is located at 401 South Tryon Street, 12th Floor (NC 1179), Charlotte, North Carolina 28288-1179, or at such other addresses as the Trustee may designate from time to time.

         Wells Fargo Bank, N.A., as Securities Administrator, for so long as it is Master Servicer, will perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, certificate registrar, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust. The Securities Administrator's "Corporate Trust Office" for purposes of presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: J.P. Morgan Alternative Loan Trust 2005-A2. The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

VOTING RIGHTS

         The Class A-R Certificates will be allocated 5% of all voting rights and the other classes of Certificates will be allocated 95% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

                                  THE SERVICERS

GENERAL

         PHH will service between [___]% to [___]% of the Pool 1 Mortgage Loans, between [___]% to [___]% of the Pool 2 Mortgage Loans, between [___]% to [___]% of the Pool 3 Mortgage Loans, between [___]% to [___]% of the Pool 4 Mortgage Loans and between [___]% to [___]% of the Pool 5 Mortgage Loans, in each case by aggregate Cut-off Date Balance of the Mortgage Loans in the related Mortgage Pool. JPMCB will service between [___]% to [___]% of the Pool 1 Mortgage Loans, between [___]% to [___]% of the Pool 2 Mortgage Loans, between [___]% to [___]% of the Pool 3 Mortgage Loans, between [___]% to [___]% of the Pool 4 Mortgage Loans and between [___]% to [___]% of the Pool 5 Mortgage Loans, in each case, by aggregate Cut-off Date Balance of the Mortgage Loans in the related Mortgage Pool. Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

PHH MORTGAGE CORPORATION

         The information set forth in this section of the free writing prospectus has been provided by PHH Mortgage Corporation. None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer, the Securities Administrator or any other Originator or Servicer or any of their respective affiliates or any other person has made or will make any representation as to the accuracy or completeness of such information.

         General. PHH, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation, a publicly traded company. PHH originates, sells and services residential mortgage loans in the United States. PHH is a centralized mortgage lender conducting its business in all 50 states. PHH markets its mortgage products to consumers through a number of channels, which include, an 800-number teleservices platform, a Web interface, field sales professionals and purchasing closed loans from financial institutions and mortgage banks after underwriting the loans.

         PHH customarily sells all mortgages it originates to investors (which include a variety of institutional investors) either as individual loans, mortgage-backed securities or participation certificates issued or guaranteed by Fannie Mae, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association. PHH earns revenue from the sale of the mortgage loans to investors, as well as on the servicing of the loans for investors.

         PHH's executive offices are located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000. As of September 30, 2005, PHH has provided servicing for approximately $144.4 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

         Delinquency and Foreclosure Statistics. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by PHH as of the dates indicated. PHH's portfolio of mortgage loans in the aggregate may differ significantly from the PHH Mortgage Loans in terms of interest rates, principal balances, geographic distribution, loan to value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the PHH Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual loss and delinquency experience on the PHH Mortgage Loans will depend, among other things, upon the value of the real estate securing those mortgage loans and the ability of borrowers to make required payments.

                            PHH MORTGAGE CORPORATION
             DELINQUENCY AND FORECLOSURE EXPERIENCE IN THE PORTFOLIO
              OF ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS(1)

                                      AT DECEMBER 31, 2002   AT DECEMBER 31, 2003    AT DECEMBER 31, 2004   AT SEPTEMBER 30, 2005
                                      --------------------   --------------------    --------------------   ---------------------
                                       NUMBER   PRINCIPAL     NUMBER   PRINCIPAL       NUMBER   PRINCIPAL     NUMBER   PRINCIPAL
                                      OF LOANS   BALANCE     OF LOANS   BALANCE       OF LOANS   BALANCE     OF LOANS   BALANCE
                                      --------   -------     --------   -------       --------   -------     --------   -------
Total Portfolio .................    786,201     $114,079    888,860     $136,427    906,954     $143,056    914,792   $144,410
Period of Delinquency(2)(3)
    30-59 Days ..................     19,075     $  2,260     20,075     $  2,383     19,503     $  2,463     18,120   $  2,274
    Percent Delinquent ..........        2.4%         2.0%       2.3%         1.7%       2.2%         1.7%       2.0%       1.6%
    60-89 Days ..................      3,827     $    427      3,896     $    398      4,174     $    457      3,486   $    388
    Percent Delinquent ..........        0.5%         0.4%       0.4%         0.3%       0.5%         0.3%       0.4%       0.3%
    90 Days or More .............      4,932     $    467      5,736     $    536      4,190     $    415      3,522   $    367
    Percent Delinquent ..........        0.6%         0.4%       0.6%         0.4%       0.5%         0.3%       0.4%       0.3%
Total Delinquencies(4) ..........     27,834     $  3,154     29,707     $  3,317     27,867     $  3,335     25,128   $  3,029
Total Delinquencies by
Percent of Total Portfolio ......        3.5%         2.8%       3.3%         2.4%       3.1%         2.3%       2.7%       2.1%
Foreclosures, Bankruptcies
or Real Estate Owned ............      8,629     $    781     10,120     $    950      8,902     $    849      9,155   $    887
Percent of Total Portfolio in
Foreclosures, Bankruptcies or
Real Estate Owned(5) ............        1.1%         0.7%       1.1%         0.7%       1.0%         0.6%       1.0%       0.6%

------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Bankruptcies are included in the delinquency calculations and also in the "Foreclosure, Bankruptcies or Real Estate Owned" category. The Foreclosures and Real Estate Owned categories are excluded from the delinquency calculations.
(4)  Entries may not add up to total due to rounding.
(5) Percentages stated are of the total servicing portfolio.

         While the above foreclosure and delinquency experience is typical of PHH's recent experience, there can be no assurance that experience on the PHH Mortgage Loans will be similar. As a result of the rapid growth experienced by PHH, its servicing portfolio is relatively unseasoned. Accordingly, the information should not be considered to reflect the credit quality of the PHH Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the PHH Mortgage Loans. The statistical data in the table is based on all of the loans in PHH's servicing portfolio. The PHH Mortgage Loans may be more recently originated than, and also have other characteristics which distinguish them from, the majority of the loans in PHH's servicing portfolio.

         Recent Developments. On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

JPMORGAN CHASE BANK, N.A.

         The information set forth in this section of the free writing prospectus has been provided by JPMorgan Chase Bank, N.A ("JPMCB"). None of the Depositor, the Underwriter, the Seller, the Trustee, the Master Servicer, the Securities Administrator or any other Originator or Servicer or any of their respective affiliates (other than JPMCB) or any other person has made or will make any representation as to the accuracy or completeness of such information.

         JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

         Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

         In its capacity as a Servicer, JPMCB will be responsible for servicing the Chase Originator Mortgage Loans and the M&T Mortgage Loans in accordance with the terms set forth in its servicing agreement. JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans.

         Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.

                                     AS OF SEPTEMBER 30,                              AS OF DECEMBER 31,
                                    --------------------    --------------------------------------------------------------------
                                             2005                   2004                     2003                   2002
                                    --------------------    --------------------    ---------------------   --------------------
                                                  BY                     BY                       BY                      BY
PERIOD OF                            BY NUMBER  PRINCIPAL   BY NUMBER  PRINCIPAL     BY NUMBER  PRINCIPAL   BY NUMBER   PRINCIPAL
DELINQUENCY                           OF LOANS   BALANCE     OF LOANS   BALANCE       OF LOANS   BALANCE     OF LOANS    BALANCE
-----------                           --------   -------     --------   -------       --------   -------     --------    -------
30 to 59 days......................    2.88%      2.22%      2.94%       2.30%         3.16%       2.48%      3.59%     3.17%
60 to 89 days......................    0.69%      0.48%      0.70%       0.51%         0.75%       0.57%      0.87%     0.74%
90 days or more....................    0.53%      0.38%      0.48%       0.35%         0.46%       0.34%      0.53%     0.46%
                                       ----       ----       ----        ----          ----        ----       ----      ----
     Total.........................    4.10%      3.08%      4.12%       3.16%         4.37%       3.39%      4.99%     4.36%
                                       ====       ====       ====        ====          ====        ====       ====      ====
Foreclosure........................    0.66%      0.46%      0.82%       0.59%         1.16%       0.90%      1.45%     1.25%


         The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for JPMCB or its affiliates and which are owned by JPMCB or Chase Mortgage Holdings, Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                                         MONTH ENDED                           MONTH ENDED
                                                      SEPTEMBER 30, 2005                    DECEMBER 31, 2004
                                            ------------------------------------    ------------------------------------
                                                    (DOLLARS IN MILLIONS)                  (DOLLARS IN MILLIONS)
Average portfolio principal amount......                   $26,292                                $29,990

                                                         MONTH ENDED                           MONTH ENDED
                                                      SEPTEMBER 30, 2005                    DECEMBER 31, 2004
                                            ------------------------------------    ------------------------------------
Net gains (losses) (1)..................                   (0.011%)                              (0.002%)

------------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

                                                         MONTH ENDED
                                                      DECEMBER 31, 2003
                                             ------------------------------------
                                                    (DOLLARS IN MILLIONS)
Average portfolio principal amount......                   $28,474

                                                     TWELVE MONTHS ENDED
                                                      DECEMBER 31, 2003
                                             ------------------------------------
Net gains (losses) (1)..................                   (0.02%)

------------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

         There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Trust Fund.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

         Wells Fargo Bank, N.A., having its principal master servicing offices at 9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under "-- Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If any Servicer fails to fulfill its obligations under the applicable Servicing Agreement, the Master Servicer will have the right to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

         Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

         Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

         Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing

Agreement. If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

         On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on each Servicer Remittance Date. On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

         Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

         In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

         The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The expense fees consist of the Servicing Fee and any lender paid mortgage guaranty insurance premiums if applicable. The rate at which expense fees accrue is expected to range from 0.250% to 0.750% per annum of the outstanding principal balance of each Mortgage Loan.

         Each Servicer will be entitled to receive their aggregate Servicing Fee from interest actually collected on each Mortgage Loan serviced by it.

         The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

         The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Master Servicer will pay the fees of the Trustee and the Securities Administrator from the Master Servicing Fee. The Master Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.

         The amount of each Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "-- Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

         The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

         Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances. The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

         Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

         Each Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its Servicing Agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

         Each Servicing Agreement also provides for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

         Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

         If a Servicer is in default in its obligations under the applicable Servicing Agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable Servicing Agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

         PHH may not resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by PHH, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld. JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under such Servicing Agreement.

         Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

         The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Substantially all of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         As of the Cut-off Date, approximately [___]%, [___]% and [___]% of the Mortgage Loans in Aggregate Pool I are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively, and [all] of the Mortgage Loans in Pool 1 are 1-Year LIBOR indexed Mortgage Loans. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements, the Originator will represent and warrant that, as of the date on which the Mortgage Loans were transferred to the Seller, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, each Originator will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, the applicable Originator will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

         As described herein, approximately certain of the Mortgage Loans provide for only monthly interest payments for a specified number of years following origination. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated on the basis of a level payment amortization schedule, based on the remaining term of the Mortgage Loans, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

         As described under "Description of the Certificates -- Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

         The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

         The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer's option to purchase the related Mortgage Loans, as described herein. See "Description of the Certificates -- Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

         On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on each class of Aggregate Pool I Subordinate Certificates or Pool 1 Subordinate Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

         As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking related class of Subordinate Certificates, then to the higher ranking related class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking related class of Certificates outstanding on such date. In addition, although all losses initially will be borne by the related classes of Subordinate Certificates, Excess Losses will be borne by all classes of related certificates in accordance with the allocation rules set forth in this free writing prospectus under "Description of the Certificates--Allocation of Losses". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans. Excess Losses could occur at a time when one or more classes of related Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, the Trust Fund (exclusive of the Additional Collateral) will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC. Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. None of the residual interests in the Lower-Tier REMICs are offered hereby. The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs. Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes. The Offered Certificates other than the Class A-R Certificates will represent ownership of regular interests in the Upper-Tier REMIC, and the Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC. All prospective investors should review the discussion under "Material Federal Income Tax Consequences" in the accompanying prospectus.

         The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         Certain Regular Certificates may be treated as having been issued with OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be set forth in the prospectus supplement. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the trust fund would be so treated, and income on the Offered Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the trust fund will be so treated. The Regular Certificates will represent qualified mortgages under
Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

         Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences --Taxation of Holders of Residual Interest Securities" in the prospectus.

         Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Class A-R Certificate will be considered a "noneconomic residual interest" for this purpose. See "Material

Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                                 ERISA MATTERS

         ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this free writing prospectus and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

         o     the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

         Among the conditions which must be satisfied for the Exemption to apply:

o The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's Investors Service, Inc.

o The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an Underwriter.

o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The Trust Fund must also meet each of the requirements listed below:

o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

         Moreover, the Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

         The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

         BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                  LEGAL MATTERS

         The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                     RATINGS

         It is a condition of the issuance of the Certificates that they be rated as set forth in the prospectus supplement by each of the Rating Agencies, as applicable.

         The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

         The rating assigned by the Rating Agencies to the Class A-R Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

         When issued, the Offered Certificates, other than the Class I-B-2, Class I-B-3, Class II-B-2 and Class II-B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

1-YEAR CMT The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-YEAR LIBOR The London interbank offered rate for one-year U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.
ACCRUAL PERIOD

ADDITIONAL COLLATERAL        The additional collateral, usually securities,
                             securing a PHH Mortgage Loan that has an original
                             Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.

ADDITIONAL COLLATERAL LOAN   A PHH Mortgage Loan secured by Additional
                             Collateral.


AGGREGATE POOL I             Pool 2, Pool 3, Pool 4 and Pool 5, in the
                             aggregate.

AGGREGATE POOL I             The Aggregate Pool I Senior Certificates and
CERTIFICATES                 Aggregate Pool I Subordinate Certificates.

AGGREGATE POOL I CUT-OFF     The principal balance of the Pool 1 Mortgage Loans
DATE BALANCE                 as of the Cut-off Date.

AGGREGATE POOL I             With respect to any Mortgage Pool and Distribution
ORIGINAL SUBORDINATE CLASS   Date, if such date is on or prior to the third
PRINCIPAL AMOUNT             related Senior Termination Date, the original
                             related Pool Subordinate Amount, or, if such date is after the third Senior Termination Date, the aggregate Class Principal Amount of the Aggregate
                             Pool I Subordinate Certificates as of the Closing
                             Date.

AGGREGATE POOL I SENIOR      Collectively, Group 2 Certificates, Group 3
CERTIFICATES                 Certificates, Group 4 Certificates and Group 5
                             Certificates.


AGGREGATE POOL I STEP-       As to any Distribution Date, the Aggregate Pool I
DOWN TEST                    Step-Down Test will be satisfied if both of the
                             following conditions are met:

                             o first, the outstanding principal balance of all Mortgage Loans in a Mortgage Pool in Aggregate Pool I delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the third related Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the third Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Aggregate Pool I Subordinate Certificates, does not equal or exceed 50%; and

                             o second, cumulative Realized Losses on the Mortgage Loans in each Mortgage Pool in Aggregate Pool I do not exceed:

                                   o    for each Distribution Date occurring in
                                        the period from [January 2013] to
                                        [December 2013], 30% of the Aggregate
                                        Pool I Original Subordinate Class
                                        Principal Amount;

                                   o    for each Distribution Date occurring in
                                        the period from [January 2014] to
                                        [December 2014], 35% of the Aggregate
                                        Pool I Original Subordinate Class
                                        Principal Amount;

                                   o    for each Distribution Date occurring in
                                        the period from [January 2015] to
                                        [December 2015], 40% of the Aggregate
                                        Pool I Original Subordinate Class
                                        Principal Amount;

                                   o    for each Distribution Date occurring in
                                        the period from [January 2016] to
                                        [December 2016], 45% of the Aggregate
                                        Pool I Original Subordinate Class
                                        Principal Amount; and

                                   o    for the Distribution Date in [January
                                        2017] and thereafter, 50% of the
                                        Aggregate Pool I Original Subordinate
                                        Class Principal Amount.

AGGREGATE POOL I             The Subordinate Certificates relating to Aggregate
SUBORDINATE CERTIFICATES     Pool I.
OR AGGREGATE POOL I
SUBORDINATE CLASSES

AGGREGATE SUBORDINATE        For Aggregate Pool I on any Distribution Date, the
PERCENTAGE                   percentage equivalent of a fraction, the numerator
                             of which is the aggregate Class Principal Amount of the Aggregate Pool I Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for Aggregate Pool I and such Distribution Date.

APPLICABLE CREDIT            For each class of Subordinate Certificates and any
SUPPORT PERCENTAGE           Distribution Date, the sum of the Class
                             Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate Certificates having higher numerical class designations than that class.

APPORTIONED PRINCIPAL        With respect to any class of Aggregate Pool I
BALANCE                      Subordinate Certificates for any Distribution Date,
                             the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts (in the aggregate) in
                             Aggregate Pool I.

ASSIGNMENT                   The assignment, assumption and recognition
AGREEMENTS                   agreements each among the Depositor, the Seller,
                             the related Originator (other than the Assignment
                             Agreements relating to the M&T Mortgage Loans) and the Trustee, on behalf of the Trust Fund.


AVAILABLE DISTRIBUTION       With respect to each Mortgage Pool and any
AMOUNT                       Distribution Date (as more fully described in the
                             Pooling and Servicing Agreement), generally, the sum of following amounts:

                                      (1) all scheduled installments of interest
                             (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

                                      (2) Insurance Proceeds;

                                      (3) (a) Liquidation Proceeds received
                             during the month preceding the month of such Distribution Date, including, with respect to any Additional Collateral Loans in such Mortgage Pool, all proceeds of the related Additional Collateral, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;


                                      (4) all partial or full prepayments of
                             principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

                                      (5) amounts received with respect to such
                             Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

                                     minus:

                                     o  with respect to the Mortgage Loans in
                                        that Mortgage Pool (or, if not related
                                        to the Mortgage Pool, that Mortgage
                                        Pool's pro rata share of), all charges
                                        and other amounts payable or
                                        reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

                                     o  in the case of paragraphs (2) through
                                        (5) above, any related unreimbursed
                                        expenses incurred in connection with a
                                        liquidation or foreclosure and any
                                        related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

                                     o  any related unreimbursed Monthly
                                        Advances or servicing advances
                                        determined to be nonrecoverable; and

                                     o  in the case of paragraphs (1) through
                                        (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

BANKRUPTCY LOSS              With respect to the Aggregate Pool I Subordinate
COVERAGE AMOUNT              Certificates and Pool 1 Subordinate Certificates,
                             an initial amount specified in the prospectus supplement, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related Certificates.

BANKRUPTCY LOSSES            Realized Losses that are incurred as a result of
                             Debt Service Reductions and Deficient Valuations.

BENEFICIAL OWNER             A person acquiring an interest in a Book-Entry
                             Certificate.

BOOK-ENTRY                   Any class of Certificates issued, maintained and
CERTIFICATES                 transferred on the book-entry records of DTC and
                             its Participants.

BUSINESS DAY                 Any day other than (i) a Saturday or Sunday, or
                             (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate
                             Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

CERTIFICATE                  Any Certificate issued under the Pooling and
                             Servicing Agreement.

CERTIFICATE GROUP            Any of the Group 1 Certificates, the Group 2
                             Certificates, the Group 3 Certificates, the Group
                             4 Certificates or the Group 5 Certificates.

CERTIFICATE INTEREST         The rate at which interest accrues on a class of
RATE                         Certificates, as set forth in the prospectus
                             supplement.

CERTIFICATE PRINCIPAL        For any Certificate, its principal amount as of the
AMOUNT                       Closing Date as reduced by all amounts previously
                             distributed on that Certificate in respect of principal and the principal portion of any Realized
                             Losses (including Excess Losses) previously allocated to that Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Mortgage Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates. The Certificate Principal
                             Amount of a Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that
                             Certificate.

CERTIFICATEHOLDER            The holder of a Certificate.

CHASE ORIGINATOR             The Mortgage Loans included in the Trust Fund that
MORTGAGE LOANS               were originated or acquired by the Chase
                             Originators.

CHASE ORIGINATORS            JPMCB together with CHF.

CHF                          Chase Home Finance LLC.

CLASS PRINCIPAL              For each class of Certificates, the aggregate
AMOUNT                       Certificate Principal Amounts of the Certificates
                             of that class.

CLASS SUBORDINATION          For any Distribution Date and each class of
PERCENTAGE                   Subordinate Certificates, a fraction (expressed as
                             a percentage), the numerator of which is the Class
                             Principal Amount of that class immediately before that Distribution Date and the denominator of which
                             (a) in the case of the Aggregate Pool I Subordinate
                             Certificates, is the aggregate Class Principal
                             Amount of all Aggregate Pool I Certificates and (b) in the case of the Pool 1 Subordinate Certificates, is the aggregate Class Principal Amount of all Pool
                             1 Certificates, in each case immediately before that Distribution Date.

CLOSING DATE                 On or about December 29, 2005.

CMMC                         Chase Manhattan Mortgage Corporation.

CODE                         The Internal Revenue Code of 1986, as amended.

CPR The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

CREDIT SUPPORT               For the Aggregate Pool I Senior Certificates, the
DEPLETION DATE               date on which the aggregate Class Principal Amount
                             of the Aggregate Pool I Subordinate Certificates has been reduced to zero.

CURRENT INTEREST             For each class of Certificates on any Distribution
                             Date, the amount of interest accrued during the related Accrual Period on the related Class
                             Principal Amount immediately prior to that Distribution Date at the applicable Certificate
                             Interest Rate.

CUSTODIAL ACCOUNT            With respect to each Servicer, an account
                             or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets.

CUSTODIAN                    JPMorgan Chase Bank, National Association.

CUT-OFF DATE                 December 1, 2005.

DEBT SERVICE                 With respect to any mortgage loan, a reduction in
REDUCTION                    its scheduled monthly payment by a court of
                             competent jurisdiction in a proceeding under the United States Bankruptcy Code.

DEFICIENT VALUATION          A proceeding under the United States Bankruptcy
                             Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

DEFECTIVE MORTGAGE           Any Mortgage Loan as to which there exists
LOAN                         deficient documentation or as to which there has
                             been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

DEFINITIVE CERTIFICATE       A Certificate held in physical form.

DELETED MORTGAGE             A Defective Mortgage Loan that has been removed
LOAN                         from the Trust Fund and replaced with a Replacement
                             Mortgage Loan.

DEPOSITOR                    J.P. Morgan Acceptance Corporation I.

DETERMINATION DATE           The determination date specified in the related
                             Servicing Agreement.

DISTRIBUTION ACCOUNT         An account established by the Securities
                             Administrator on or prior to the Closing Date, which will be maintained with the Securities
                             Administrator in trust for the benefit of the Certificateholders.

DISTRIBUTION DATE            The 25th day of each month, or if such day is not a
                             Business Day, on the first Business Day thereafter commencing in January 2006.

DOMINION                     Dominion Bond Rating Service.

DTC                          The Depository Trust Company.

DUE DATE For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

DUE PERIOD                   With respect to a Mortgage Loan and any
                             Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

EFFECTIVE LOAN-TO-           A fraction, expressed as a percentage, the
VALUE RATIO                  numerator of which is the original Stated Principal
                             Balance of the related Mortgage Loan, less the amount secured by the Additional Collateral required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related
                             Originator at origination of such Mortgage Loan;
                             provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

ERISA                        The Employee Retirement Income Security Act of
                             1974, as amended.

EXCESS LOSSES                Special Hazard Losses in excess of the related
                             Special Hazard Loss Coverage Amount, Bankruptcy
                             Losses in excess of the related Bankruptcy Loss
                             Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

EXEMPTION                    An administrative prohibited transaction exemption
                             granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.

FINAL SCHEDULED              For the Group [___] Certificates, the Class A-R
DISTRIBUTION DATE            Certificates and the Aggregate Pool I Subordinate
                             Certificates, the Distribution Date in [___] 2035.
                             For the Group [___] Certificates and Pool 1
                             Subordinate Certificates, the Distribution Date in
                             [___] 2035.

FINANCIAL                    A brokerage firm, bank, thrift institution or other
INTERMEDIARY                 financial intermediary that maintains a Beneficial
                             Owner's account.

FITCH                        Fitch Ratings.

FRAUD LOSS COVERAGE          With respect to the Aggregate Pool I Subordinate
AMOUNT                       Certificates and Pool 1 Subordinate Certificates, a
                             related initial amounts, as specified in the prospectus supplement, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date as specified in the prospectus supplement.

FRAUD LOSSES                 Realized Losses by reason of a default arising from
                             fraud, dishonesty or misrepresentation.

GROUP 1 CERTIFICATES         The Senior Certificates backed by the Pool 1
                             Mortgage Loans and Class A-R Certificates.

GROUP 2 CERTIFICATES         The Senior Certificates backed by the Pool 2
                             Mortgage Loans.

GROUP 3 CERTIFICATES         The Senior Certificates backed by the Pool 3
                             Mortgage Loans.


GROUP 4 CERTIFICATES         The Senior Certificates backed by the Pool 4
                             Mortgage Loans.

GROUP 5 CERTIFICATES         The Senior Certificates backed by the Pool 5
                             Mortgage Loans.

INSURANCE PROCEEDS           Collectively, all proceeds of any primary mortgage
                             guaranty insurance policies or any other insurance policies with respect to the related Mortgage
                             Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures.

INTEREST DISTRIBUTION        With respect to each class of Certificates and any
AMOUNT                       Distribution Date, the Current Interest for that
                             class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls.

INTEREST SHORTFALL           With respect to any class of Certificates and any
                             Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

INTEREST TRANSFER            With respect to any Undercollateralized Group and
AMOUNT                       any Distribution Date, one month's interest on the
                             applicable Principal Transfer Amount at the interest rate specified in the prospectus supplement, plus any shortfall of interest on the Senior Certificates of the applicable
                             Undercollateralized Group from prior Distribution
                             Dates.

JPMCB                        JPMorgan Chase Bank, National Association.

JPMCB SERVICING              The servicing agreements related to the M&T
AGREEMENT                    Mortgage Loans (after the transfer of servicing of
                             the M&T Mortgage Loans to JPMCB) among JPMCB, the
                             Seller and CHF.

LIMITED PURPOSE              A limited purpose surety bond issued to PHH by
SURETY BOND                  Ambac Assurance Corporation intended to guarantee
                             the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent that any such shortfall results in a loss of principal as an Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety
                             Bond.

LIQUIDATED MORTGAGE          Generally, a defaulted Mortgage Loan as to which
LOAN                         the Mortgage Loan or related REO Property has been
                             disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

LIQUIDATION PROCEEDS         All amounts received and retained in connection
                             with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, including, with respect to any Additional Collateral Loans, all proceeds of the related Additional Collateral, to the extent payable.

LOAN-TO-VALUE RATIO          For a Mortgage Loan at any given time, a fraction,
                             expressed as a percentage, the numerator of which is the principal balance of the related Mortgage
                             Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related
                             Originator at origination of such Mortgage Loan;
                             provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

LOWER-TIER REMIC             Any REMIC formed pursuant to the Pooling and
                             Servicing Agreement other than the Upper-Tier
                             REMIC.

M&T BANK                     M&T Bank Corporation.
CORPORATION

M&T MORTGAGE LOANS           The Mortgage Loans included in the Trust Fund that
                             were originated or acquired by M&T Bank
                             Corporation.

M&T RECONSTITUTION           The reconstitution agreement with respect to the
AGREEMENT                    M&T Mortgage Loans, pursuant to which M&T Bank
                             Corporation represents that the representations and warranties relating to the origination of the M&T
                             Mortgage Loans are true and correct as of the Closing Date.

MASTER SERVICER              Wells Fargo Bank, N.A.

MASTER SERVICING FEE         Investment earnings on amounts on deposit in the
                             Distribution Account.

MONTHLY ADVANCE              With respect to any Mortgage Loan for which a
                             Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related
                             Mortgage Rate (less the applicable Servicing Fee
                             Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related
                             Servicing Agreement.

MOODY'S                      Moody's Investors Service, Inc.

MORTGAGE The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.

MORTGAGE FILE                The Mortgage Note, the Mortgage with evidence of
                             recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage
                             (except for any such documents other than Mortgage
                             Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

MORTGAGE LOANS               The adjustable rate mortgage loans secured by
                             first liens on the Mortgaged Properties included in the Trust Fund as of the Closing Date.

MORTGAGE NOTE                The original promissory note (and any
                             modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.

MORTGAGE POOL                Any of Pool 1, Pool 2, Pool 3, Pool 4 or Pool 5.

MORTGAGE RATE                With respect to any Mortgage Loan, the annual
                             rate of interest borne by the related Mortgage Note from time to time, as of the related Due Date.

MORTGAGED PROPERTY           A one-to-four family residential property securing
                             a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

NET INTEREST SHORTFALL       With respect to any Distribution Date and any
                             Mortgage Pool, an amount equal to the sum of:

                                o any Net Prepayment Interest Shortfalls for
                                  that Mortgage Pool and Distribution Date;
                                  and

                                o Relief Act Reductions and the amount of
                                  interest that would otherwise have been
                                  received with respect to any Mortgage Loan in that Mortgage Pool as a result of a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the related Subordinate Certificates for those types of losses.

NET MORTGAGE RATE            As to any Mortgage Loan and any Distribution Date,
                             the excess of the Mortgage Rate over the sum of applicable Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, if applicable.

NET PREPAYMENT               With respect to a Mortgage Pool and any
INTEREST SHORTFALLS          Distribution Date, the amount by which a Prepayment
                             Interest Shortfall for the related Prepayment
                             Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable
                             Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

ORIGINATORS                  Collectively, PHH, the Chase Originators and M&T
                             Bank Corporation.

OVERCOLLATERALIZED           When there is an Undercollateralized Group in
GROUP                        Aggregate Pool I, any Certificate Group in
                             Aggregate Pool I that is not an Undercollateralized
                             Group.

PARTICIPANT                  A participating firm that acts as agent for a
                             Financial Intermediary.

PERCENTAGE INTEREST          For a Certificate, either (x) a fraction, expressed
                             as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class
                             Principal Amount, or (y) the percentage stated on the face of that Certificate.

PHH                          PHH Mortgage Corporation.

PHH MORTGAGE LOANS           The Mortgage Loans included in the Trust Fund that
                             were originated or acquired by PHH.

PLANS Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

POOL 1                       The Mortgage Pool consisting of the Pool 1 Mortgage
                             Loans.

POOL 1 CERTIFICATES          The Pool 1 Senior Certificates, together with the
                             Pool 1 Subordinate Certificates.

POOL 1 CUT-OFF DATE          The principal balance of the Pool 1 Mortgage Loans
BALANCE                      as of the Cut-off Date.

POOL 1 MORTGAGE LOANS        The Mortgage Loans included in Pool 1.

POOL 1 ORIGINAL              The aggregate Class Principal Amount of the Pool 1
SUBORDINATE CLASS            Subordinate Certificates as of the Closing Date.
PRINCIPAL AMOUNT

POOL 1 SENIOR                The Group 1 Certificates.
CERTIFICATES

POOL 1 STEP-DOWN TEST        As to any Distribution Date, the Pool 1 Step-Down
                             Test will be satisfied if both of the following conditions are met:

                             o first, the outstanding principal balance of all
                               Mortgage Loans in Pool 1 delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Pool 1 Subordinate Certificates, does not equal or exceed 50%; and

                             o second, cumulative Realized Losses on the
                               Mortgage Loans in Pool 1 do not exceed:

                                    o For each Distribution Date occurring in
                                      the period from [January 2013] to
                                      [December 2013], 30% of the Pool 1
                                      Original Subordinate Class Principal
                                      Amount;

                                    o for each Distribution Date occurring in
                                      the period from [January 2014] to
                                      [December 2014], 35% of the Pool 1
                                      Original Subordinate Class Principal
                                      Amount;

                                    o for each Distribution Date occurring in
                                      the period from [January 2015] to
                                      [December 2015], 40% of the Pool 1
                                      Original Subordinate Class Principal
                                      Amount;

                                    o for each Distribution Date occurring in
                                      the period from [January 2016] to
                                      [December 2016], 45% of the Pool 1
                                      Original Subordinate Class Principal
                                      Amount; and

                                    o for the Distribution Date in [January
                                      2017] and thereafter, 50% of the Pool 1
                                      Original Subordinate Class Principal
                                      Amount.

POOL 1 SUBORDINATE           The Pool 1 Certificates not rated in the highest
CERTIFICATES OR POOL 1       rating category by a Rating Agency..
SUBORDINATE CLASSES

POOL 2                       The Mortgage Pool consisting of the Pool 2 Mortgage
                             Loans.

POOL 2 MORTGAGE LOANS        The Mortgage Loans included in Pool 2.

POOL 2 SUBORDINATE           For any Distribution Date, the excess of the Stated
AMOUNT                       Principal Balance of the Pool 2 Mortgage Loans as
                             of the first day of the month preceding the month of that Distribution Date over the sum of the Class
                             Principal Amounts of the Group 2 Certificates immediately before such Distribution Date.

POOL 3                       The Mortgage Pool consisting of the Pool 3 Mortgage
                             Loans.

POOL 3 MORTGAGE LOANS        The Mortgage Loans included in Pool 3.

POOL 3 SUBORDINATE           For any Distribution Date, the excess of the Stated
AMOUNT                       Principal Balance of the Pool 3 Mortgage Loans as
                             of the first day of the month preceding the month of that Distribution Date over the sum of the Class
                             Principal Amounts of the Group 3 Certificates immediately before such Distribution Date.

POOL 4                       The Mortgage Pool consisting of the Pool 4 Mortgage
                             Loans.

POOL 4 MORTGAGE LOANS        The Mortgage Loans included in Pool 4.

POOL 4 SUBORDINATE           For any Distribution Date, the excess of the Stated
AMOUNT                       Principal Balance of the Pool 4 Mortgage Loans as
                             of the first day of the month preceding the month of that Distribution Date over the Class Principal
                             Amount of the Group 4 Certificates immediately before such Distribution Date.

POOL 5                       The Mortgage Pool consisting of the Pool 5 Mortgage
                             Loans.

POOL 5 MORTGAGE LOANS        The Mortgage Loans included in Pool 5.

POOL 5 SUBORDINATE           For any Distribution Date, the excess of the Stated
AMOUNT                       Principal Balance of the Pool 5 Mortgage Loans as
                             of the first day of the month preceding the month of that Distribution Date over the Class Principal
                             Amount of the Group 5 Certificates immediately before such Distribution Date.

POOL BALANCE                 For Aggregate Pool I or any Mortgage Pool, as
                             applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in Aggregate Pool I or such Mortgage
                             Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution
                             Date.

POOL SUBORDINATE             Any of the Pool 2 Subordinate Amount, Pool 3
AMOUNT                       Subordinate Amount, Pool 4 Subordinate Amount or
                             Pool 5 Subordinate Amount.

POOLING AND SERVICING        The pooling and servicing agreement dated as of
AGREEMENT                    December 1, 2005, among the Depositor, the Master
                             Servicer, the Securities Administrator and the Trustee.

PREPAYMENT INTEREST          With respect to a Mortgage Loan as to which a
SHORTFALL                    voluntary prepayment has been made, the amount by
                             which one month's interest at the applicable Net
                             Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD            The calendar month immediately preceding the
                             Distribution Date.

PRINCIPAL TRANSFER           With respect to any Distribution Date and any
AMOUNT                       Undercollateralized Group, the excess of the
                             aggregate Class Principal Amount of the Senior
                             Certificates related to that Undercollateralized
                             Group over the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

PRIVATELY-OFFERED            The Class I-B-4, Class I-B-5, Class I-B-6, Class
CERTIFICATES                 II-B-4, Class II-B-5 and Class II-B-6 Certificates.

PTCE                         Prohibited Transaction Class Exemption.

PURCHASE AND                 The underlying mortgage loan purchase and servicing
SERVICING AGREEMENTS         agreements with respect to the Mortgage Loans
                             originally entered into between the Seller and the related Originator.

RATING AGENCIES              Any of Fitch, DBRS, Moody's or S&P.

REALIZED LOSS                With respect to a Liquidated Mortgage Loan, the
                             amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.
                             With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.
                             With respect to a Mortgage Loan subject to a Debt
                             Service Reduction, the present value of all monthly
                             Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

RELIEF ACT                   The Servicemembers Civil Relief Act or any similar
                             state law.

RELIEF ACT REDUCTIONS        The amount of interest that would otherwise have
                             been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

RECORD DATE                  With respect to any Distribution Date, the last
                             Business Day of the month preceding the month of that Distribution Date (or the Closing Date, in the case of the first Distribution Date).

REGULAR CERTIFICATES         The Offered Certificates, other than the Class A-R
                             Certificate.

REPLACEMENT                  One or more mortgage loans with similar
MORTGAGE LOAN                characteristics to a Deleted Mortgage Loan which is
                             placed in the Trust Fund to replace a Deleted
                             Mortgage Loan.

RULES The rules, regulations and procedures creating and affecting DTC and its operations.

S&P Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

SCHEDULED PAYMENT            With respect to a Mortgage Loan, the scheduled
                             monthly payment on a Mortgage Loan on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related
                             Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC                          The Securities and Exchange Commission.

SECURITIES                   Wells Fargo Bank, N.A.
ADMINISTRATOR

SELLER                       J.P. Morgan Mortgage Acquisition Corp.

SENIOR CERTIFICATES          Any Certificate issued under the Pooling and
                             Servicing Agreement which has been rated in one of the highest rating categories by any Rating Agency.

SENIOR PERCENTAGE            For each Distribution Date and each Mortgage Pool,
                             the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal
                             Amount of the class or classes of Senior
                             Certificates of the related Certificate Group immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated
                             Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution
                             Date; provided, however, that solely with respect to the Aggregate Pool I Senior Certificates, on any
                             Distribution Date after the third related Senior
                             Termination Date has occurred, the Senior
                             Percentage of the remaining Aggregate Pool I Senior
                             Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Aggregate Pool I Senior Certificates and the
                             Aggregate Pool I Subordinate Certificates, immediately prior to such date.

SENIOR PREPAYMENT            With respect to any Mortgage Pool in Aggregate Pool
PERCENTAGE                   I and any Distribution Date:

                             o occurring before the Distribution Date in
                               [January 2013], 100%;

                             o occurring in or after [January 2013] but before
                               [January 2014], the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2014] but before
                               [January 2015], the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2015] but before
                               [January 2016], the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2016] but before
                               [January 2017], the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or

                             o occurring in [January 2017] or thereafter, the
                               related Senior Percentage for that date.

                             With respect to Pool 1 and any Distribution Date:

                             o occurring before the Distribution Date in
                               [January 2013], 100%;

                             o occurring in or after [January 2013] but before
                               [January 2014], the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2014] but before
                               [January 2015], the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2015] but before
                               [January 2016], the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                             o occurring in or after [January 2016] but before
                               [January 2017], the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or

                             o occurring in [January 2017] or thereafter, the
                               related Senior Percentage for that date.

                             Notwithstanding the foregoing, with respect to Aggregate Pool I: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool in Aggregate Pool I will occur as described above unless the Aggregate Pool I Step-Down Test is satisfied with respect to each Mortgage Pool in Aggregate Pool I on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Pool in Aggregate Pool I exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for all Mortgage Pools in Aggregate Pool I for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in December 2008, in which case the Senior Prepayment Percentage for each Mortgage Pool in Aggregate Pool I will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after to the Distribution Date in January 2009, in which case the Senior Prepayment Percentage for each Mortgage Pool in Aggregate Pool I will equal the related Senior Percentage for such Distribution Date and
                             (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

                             Notwithstanding the foregoing, with respect to Pool 1: (i) no decrease in the Senior Prepayment Percentage for Pool 1 will occur as described above unless the Pool 1 Step-Down Test is satisfied on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for Pool 1 exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for Pool 1 for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in December 2008, in which case the Senior Prepayment Percentage for Pool 1 will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after to the Distribution Date in January 2009, in which case the Senior Prepayment Percentage for Pool 1 will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the Pool 1 Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

SENIOR PRINCIPAL             For a Certificate Group and for each Distribution
DISTRIBUTION AMOUNT          Date, the sum of:

                                      (1) the product of (a) the related Senior
                             Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;
                                      (2) the product of (a) the related Senior
                             Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or M&T Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

                                      (3) with respect to unscheduled recoveries
                             allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of
                             (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and
                             (b) the product of (i) the related Senior
                             Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

                                      (4) any amounts described in clauses (1)
                             through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates. Solely with respect to the Aggregate Pool I Senior Certificates, on any Distribution Date after the third related Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates related to Aggregate Pool I will be calculated pursuant to the above formula based on all of the Mortgage Loans in Aggregate Pool I, as opposed to the Mortgage Loans in the related Mortgage Pool.

SENIOR TERMINATION
DATE

                             The date on which the aggregate Class Principal Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.

SERVICER                     Either PHH or JPMCB.

SERVICER REMITTANCE
DATE The 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day).

SERVICING AGREEMENTS         Collectively, the Purchase and Servicing
                             Agreements, as may be modified by the related
                             Assignment Agreement, and the JPMCB Servicing
                             Agreement.

SERVICING FEE                With respect to each Servicer and each Mortgage
                             Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related
                             Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

SERVICING FEE RATE           With respect to PHH, a per annum rate equal to (a)
                             0.250%, with respect to certain of the Mortgage
                             Loans that are serviced by PHH, or (b) 0.375%, with respect to certain of the Mortgage Loans that are serviced by PHH.

                             With respect to JPMCB, a per annum rate equal to 0.250%, with respect to the Mortgage Loans that are serviced by JPMCB.

SIX-MONTH LIBOR              The London interbank offered rate for six-month
                             U.S. dollar deposits as listed under "Money Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA The Secondary Mortgage Market Enhancement Act of 1984.

SPECIAL HAZARD LOSS          With respect to the Aggregate Pool I Subordinate
COVERAGE AMOUNT              Certificates and Pool 1 Subordinate Certificates,
                             an initial amount specified in the prospectus supplement, as reduced, from time to time, by amount equal to on any Distribution Date to the lesser of:

                             o the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in Aggregate Pool I or Pool 1, as applicable, incurred since the Closing Date, or

                             o  the greatest of

                             o 1% of the aggregate of the principal balances of the Mortgage Loans in Aggregate Pool I or Pool 1, as applicable,

                             o twice the principal balance of the largest Mortgage Loan in Aggregate Pool I or Pool 1, as applicable, and

                             o  the aggregate principal balances of the
                                Mortgage Loans in Aggregate Pool I or Pool 1, as applicable, secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

                             All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

SPECIAL HAZARD LOSSES        Realized Losses in respect of Special Hazard
                             Mortgage Loans.

SPECIAL HAZARD MORTGAGE      A Liquidated Mortgage Loan as to which the
LOAN                         ability to recover the full amount due
                             thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

STATED PRINCIPAL BALANCE     For a Mortgage Loan at any Due Date, the unpaid
                             principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

SUBORDINATE CERTIFICATE      With respect to Aggregate Pool I, the amount,
WRITEDOWN AMOUNT             if any, by which the aggregate Class Principal
                             Amount of all the Aggregate Pool I Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool
                             Balance for Aggregate Pool I for the following
                             Distribution Date. With respect to Pool 1, the amount, if any, by which the aggregate Class
                             Principal Amount of all the Pool 1 Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool
                             Balance for Pool 1 for the following
                             Distribution Date.


SUBORDINATE CERTIFICATES     The Aggregate Pool I Subordinate Certificates
                             and the Pool 1 Subordinate Certificates.

SUBORDINATE CLASS
PERCENTAGE                   For each class of Subordinate Certificates and
                             for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class
                             Principal Amount of all related classes of Subordinate Certificates immediately prior to such date.

SUBORDINATE CLASSES          The Aggregate Pool I Subordinate Classes and the
                             Pool 1 Subordinate Classes.


SUBORDINATE PERCENTAGE       With respect to each Mortgage Pool and any
                             Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage
                             Pool on such Distribution Date; provided, however, solely with respect to Aggregate Pool I, on any Distribution Date after the occurrence of the third related Senior Termination Date, the Subordinate
                             Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans in Aggregate Pool I and will be equal to the difference between the 100% and the Senior
                             Percentage related to all the Mortgage Loans in Aggregate Pool I for such Distribution Date.

SUBORDINATE PREPAYMENT       For any Distribution Date and for any Mortgage
PERCENTAGE                   Pool, the difference between 100% and the
                             related Senior Prepayment Percentage for such Distribution Date.

SUBORDINATE PRINCIPAL        For any Mortgage Pool and for each Distribution
DISTRIBUTION AMOUNT          Date is equal to the sum of:

                           (1) the product of (a) the related
                                      Subordinate Percentage and (b) the
                                      principal portion of each related
                                      Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                                              (2) the product of (a) the related
                                      Subordinate Prepayment Percentage and (b) the sum of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period,
                                      (ii) each other unscheduled collection,
                                      including Insurance Proceeds and net
                                      Liquidation Proceeds (other than with
                                      respect to any Mortgage Loan in the
                                      related Mortgage Pool that was finally
                                      liquidated during the related Prepayment
                                      Period), representing or allocable to
                                      recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or M&T Reconstitution Agreement, or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

                                              (3) with respect to unscheduled
                                      recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

                                              (4) any amounts described in
                                      clauses (1) through (3) for any previous
                                      Distribution Date that remain unpaid;

                                Minus the sum of:

                                              (A) if the aggregate Class
                                      Principal Amount of any Certificate Group in Aggregate Pool I has been reduced to zero, principal paid from the Available Distribution Amount from the related Mortgage Pool to the remaining Certificate Groups in Aggregate Pool I, as described under "--Limited Cross-Collateralization
                                      Among the Mortgage Pools in an Aggregate
                                      Pool I"; and

                                              (B) the amounts paid from the
                                      Available Distribution Amount for an
                                      Overcollateralized Group to the Senior
                                      Certificates of a related
                                      Undercollateralized Group, as described
                                      under "--Limited Cross-Collateralization
                                      Among the Mortgage Pools in Aggregate Pool
                                      I."

                             Solely with respect to Aggregate Pool I, on any Distribution Date after the occurrence of the third related Senior Termination Date, the Subordinate Principal Distribution Amount from Aggregate Pool I will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Aggregate Pool I Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans in Aggregate Pool I as opposed to the Mortgage Loans in the related Mortgage Pool only.

SUBSEQUENT RECOVERIES        Unexpected recoveries, net of reimbursable
                             expenses, with respect to a Liquidated
                             Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

TOTAL TRANSFER AMOUNT        An amount equal to the sum of the Interest Transfer
                             Amount and the Principal Transfer Amount for the Undercollateralized Group.

TRANSFER PAYMENTS            Collectively, the Interest Transfer Amount and
                             Principal Transfer Amount.

TRUST FUND                   The trust fund created pursuant to the
                             Pooling and Servicing Agreement, consisting primarily of those assets set forth in the fifth paragraph under the heading
                             "Description of the Certificates--General."

TRUSTEE                      Wachovia Bank, National Association.

TWO TIMES TEST               The Two Times Test will be met with respect
                             to each Mortgage Pool in Aggregate Pool I if
                             (x) on or prior to the Distribution Date in December 2008, (i) the Aggregate Subordinate
                             Percentage for the Aggregate Pool I
                             Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Aggregate Pool I Step-Down Test" is satisfied with respect to each Mortgage Pool in Aggregate Pool I and (iii) cumulative
                             Realized Losses with respect to the Mortgage
                             Loans in Aggregate Pool I do not exceed 20% of the aggregate Class Principal Amount of the Aggregate Pool I Subordinate
                             Certificates as of the Closing Date or (y) on or after the Distribution Date in January
                             2009, (i) the Aggregate Subordinate
                             Percentage for the Aggregate Pool I
                             Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Aggregate Pool I Step-Down Test" is satisfied with respect to each Mortgage Pool in Aggregate Pool I and (iii) cumulative
                             Realized Losses with respect to the Mortgage
                             Loans in Aggregate Pool I do not exceed 30% of the aggregate Class Principal Amount of the Aggregate Pool I Subordinate
                             Certificates as of the Closing Date.

                             The Two Times Test will be met with respect to Pool 1 if (x) on or prior to the Distribution Date in December 2008, (i) the Subordinate Percentage for the Pool 1 Subordinate Certificates is at least two times the Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Pool 1 Step-Down Test" is satisfied and (iii) cumulative Realized Losses with respect to the Pool 1 Mortgage Loans do not exceed 20% of the Pool 1 Original Subordinate Class Principal Amount or (y) on or after the Distribution Date in January 2009, (i) the Subordinate Percentage for the Pool 1 Subordinate Certificates is at least two times the Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Pool 1 Step-Down Test" is satisfied and (iii) cumulative Realized Losses with respect to the Pool 1 Mortgage Loans do not exceed 30% of the Pool 1 Original Subordinate Class Principal Amount.

UNDERCOLLATERALIZED GROUP    Any Certificate Group in Aggregate Pool I in
                             which the aggregate Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

UNDERWRITER                  J.P. Morgan Securities Inc.

UPPER-TIER REMIC             The upper-tier REMIC created pursuant to the
                             Pooling and Servicing Agreement.

                   J.P. MORGAN ALTERNATIVE LOAN TRUST 2005-A2
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-A2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                   DEPOSITOR

                               ------------------

                            FREE WRITING PROSPECTUS
                               ------------------



                                    JPMORGAN


                              DECEMBER [__], 2005